SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2007

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 248-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

As disclosed in the Current Report on Form 8-K filed by On2 Technologies, Inc. (“On2”) on October 10, 2007, On2 notified The American Stock Exchange (“AMEX”) that On2 failed to list with the AMEX certain shares of common stock that had already been issued, in contravention of Section 301 of the AMEX Company Guide. Concurrently with such notice, On2 amended a pending AMEX listing application to include all such shares. On October 15, 2007, the AMEX orally notified On2 that the AMEX will not issue a warning letter or notice of deficiency in connection with this matter because upon discovering the oversight in failing to list the shares in question, On2 immediately self-reported the non-compliance to the AMEX, took appropriate remedial action by way of applying to list the shares and publicly disclosed the matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007	On2 Technologies, Inc.
By: /s/ Bill Joll
Name: Bill Joll
Title: President and CEO